Exhibit 4.33

WARRANT AGREEMENT

This Warrant Agreement (this “Agreement”) is made as of the 22nd day of March 2006 (the “Effective Date”), by and among FiberNet Telecom Group, Inc., a Delaware corporation (the “Company”), and Deutsche Bank AG New York Branch, Wachovia Investment Holdings, LLC, and IBM Credit LLC (collectively, the “Banks”).

WHEREAS, each of the Banks and the Company desire to restructure the Company’s currently outstanding credit facility and in connection with such restructuring the Company wishes to issue warrants to purchase an aggregate of 280,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Issuance of Warrants. Upon execution of this Agreement, the Company shall issue warrants to the Banks, in substantially the form attached hereto as Exhibit A (the “Warrants”), to purchase that number of shares of Common Stock set forth on Schedule 1 hereto. The Warrants shall have an exercise price equal to $2.64 per share, subject to adjustment as set forth therein, and shall be exercisable in accordance with the terms set forth therein. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares.” The Warrants and the Warrant Shares are sometimes collectively referred to herein as the “Securities.”

2. Representations and Warranties of the Company. As of the date hereof, the Company hereby represents and warrants to the Banks that:

2.1. Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, condition (financial or otherwise), projections or results of operations of the Company and its Subsidiaries (as defined below), taken as a whole (a “Material Adverse Effect”).

2.2. Authorization. All corporate action on the part of the Company and the Subsidiaries and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants (collectively, the “Transaction Documents”), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Warrants being issued hereunder and securities issuable upon exercise of the Warrants has been taken. Each of the Transaction Documents constitutes or, when executed and delivered, will constitute, the Company’s valid and legally binding obligation, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in any of the Transaction Documents may be limited by applicable federal or state securities laws.

2.3. Valid Issuance of Warrants. The Warrants that are being issued to the Banks hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, nonassessable, free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws and, assuming the accuracy of each of the Bank’s representations and warranties set forth in Article 3 of this Agreement, the Warrants will have been issued in compliance with all applicable state and federal securities laws. The securities issuable upon exercise of the Warrants, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued, fully paid, nonassessable, free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and under applicable state and federal securities laws and will have been issued in compliance with all applicable state and federal securities laws.

2.4. No Conflict with Laws or Other Instruments; Governmental Consents. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by the Transaction Documents: (a) will not require from the board of directors or stockholders of the Company any consent or approval, except such consent or approval as shall have been obtained prior to the Effective Date; (b) will not require any authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, except for such consents and approvals as shall have been obtained or made prior to the Effective Date; (c) subject to the accuracy of each of the Bank’s representations and warranties contained in Article 3 of this Agreement, will not cause the Company to violate or contravene (i) any provision of law presently in effect, (ii) any rule or regulation presently in effect of any agency or government, (iii) any order, writ, judgment, injunction, decree, determination or award presently in effect, or (iv) any provision of its certificate of incorporation or bylaws or equivalent organizational documents; (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or require any consent, approval or authorization under, any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other agreement, lease, instrument, commitment or arrangement to which the Company is a party or by which the Company or any of its properties, assets or rights is bound; and (e) will not result in the creation or imposition of any lien, encumbrance or other restriction on any of the properties, assets or rights of the Company (other than pursuant to the terms of the Transaction Documents).

2.5. Offering. Subject to the truth and accuracy of each of the Bank’s representations set forth in Article 3 of this Agreement, the offer, sale and issuance of the Warrants as contemplated by this Agreement and the issuance of the securities issuable upon exercise of the Warrants are exempt from the registration requirements of the Securities Act of

1933, as amended (the “Securities Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3. Representations and Warranties of the Banks. Each of the Banks hereby represents and warrants that:

3.1. Purchase Entirely for Own Account. This Agreement is made by the Company with the Bank in reliance upon the Bank’s representation to the Company, that the Warrants to be received by the Bank pursuant to this Agreement will be acquired for investment for the Bank’s own account, not as a nominee or agent, and not with a view to the resale or distribution, and that the Bank has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal or state securities laws. By executing this Agreement, the Bank further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Warrants.

3.2. Disclosure of Information. The Bank believes it has received all the information it considers necessary and appropriate for deciding whether to accept the Warrants. The Bank further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Warrants and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Bank to rely thereon.

3.3. Investment Experience. The Bank can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Warrants. The Bank represents that it has not been organized for the purpose of acquiring the Warrants.

3.4. Accredited Investor. The Bank is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.5. Restricted Securities. The Bank understands that the Warrants are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Warrants may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, the Bank represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.6. Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Bank further agrees not to make any disposition of all or any portion of the Warrants or securities underlying the Warrants unless and until either,

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) the Bank shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) if reasonably requested by the Company, the Bank shall have furnished the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act, and (iii) the transferee has agreed in writing to be bound by this Article 3. It is agreed that the Company will not require opinions of counsel pursuant to this Section 3.6(b) for transactions made pursuant to Rule 144, provided that it receives appropriate representations from the seller with regard to compliance with Rule 144, except in unusual circumstances.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required by the Company for a transfer by the Bank to any entity directly or indirectly controlled by, or under common control with, or controlling the Bank.

4.1. The Company agrees to indemnify and hold harmless each Bank (and its respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) (“Losses”) incurred by each Bank as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

4.2. Notwithstanding the foregoing, the Banks shall be entitled to any indemnification under this Section 4 unless and until all Losses of the Banks, in the aggregate, are in excess of $25,000 and the Company shall then only be liable for Losses in excess of such amount. The maximum aggregate liability of the Company pursuant to its indemnification obligations under this Section 4 shall not exceed $100,000.

4.3. Any party entitled to indemnification under this Section 4 (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 4 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between the indemnifying party and the indemnified party exists with respect to such action, proceeding or claim (in which case the indemnifying party shall be responsible for the reasonable fees and expenses of one separate counsel for the indemnified parties), to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will not contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. Notwithstanding anything in this Section 4.3 to the contrary, the indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Section 4.3 to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section 4 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

5. Miscellaneous.

5.1. Survival. The representations and warranties of the Company and the Banks shall survive the execution and delivery hereof until the second anniversary of the Effective Date, and the agreements set forth in Section 4 of this Agreement shall survive the execution and delivery hereof.

5.2. Legends. Each certificate representing the Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR FIBERNET TELECOM GROUP, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such Warrant Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of the Warrant Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.2, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.2 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Warrant Shares is required to be issued to a Bank without a legend, in lieu of delivering physical certificates representing the Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares to a Bank by crediting the account of such Bank’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

5.3. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereunder. Subject to Section 5.2 hereof, the Banks may assign the Warrants and its rights under this Agreement and any rights hereto without the consent of the Company.

5.4. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the principles of conflicts of law thereof.

5.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.6. Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When used in this Agreement, the terms “include,” “including,” “includes” and other derivations of such word shall be deemed to be followed by the phrase “without limitation.”

5.7. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (c) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth below or at such other address as such party may designate by ten days advance written notice to the other parties hereto:

(i)	if to the Company, to:

FiberNet Telecom Group, Inc.

570 Lexington Avenue

3rd Floor

New York, New York 10022

Attention: President

with a copy to:

(ii)	if to Deutsche Bank, to:

with a copy to:

(iii)	if to Wachovia Investment Holdings, to:

(iv)	if to IBM Credit, to:

5.8. Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each party agrees to indemnify and to hold harmless from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees, or representatives is responsible, each other party and such other party’s officers, partners, employees or representatives.

5.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Banks.

5.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.11. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

5.12. Confidentiality. Each of the Banks agrees to maintain the confidentiality of any confidential information, except that information may be disclosed (a) to its affiliates and to its and its affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority)(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any Warrant or other document executed and delivered in connection therewith or any action or proceeding relating to this Warrant Agreement, any Warrant or any other document executed and delivered in connection therewith or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee or transferee of the Warrant in, or any prospective assignee of or transferee in, any of its rights or obligations under this Warrant Agreement, (g) with the consent of the Company or (h) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Bank or any of their respective affiliates on a non-confidential basis from a source other than the Company.

* * * *

IN WITNESS WHEREOF, the parties have executed this Warrant Agreement as of the date first above written.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

WACHOVIA INVESTMENT HOLDINGS, LLC

By:
Name:
Title:

IBM CREDIT LLC

By:
Name:
Title:

Schedule 1

WARRANTS

Exhibit A

FORM OF WARRANT

Please see attached.